                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by Registrant           [X]
Filed by a Party other than
  the Registrant              [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                               Belmont Homes, Inc.
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
                 (Name of Person(s) Filing the Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:
[ ]  Fee previously paid with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1)  Amount previously paid:
     (2)  Form, Schedule or Registration No.:
     (3)  Filing party:
     (4)  Date filed:

                               BELMONT HOMES, INC.
                                Highway 25 South
                              Industrial Park Drive
                           Belmont, Mississippi 38827

                                   MAY 6, 1997



TO OUR SHAREHOLDERS:

     On behalf of the Board of Directors and management, I invite you to attend the Annual Meeting of Shareholders of Belmont Homes, Inc. to be held on Tuesday, June 3, 1997 at 1:00 p.m., Central Daylight Savings Time, at the Executive Inn, 1011 North Gloster, Tupelo, Mississippi 38801.

     The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon.

     In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the shareholders.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE REQUESTED TO MARK, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.


                                    Sincerely yours,

                                    /s/ John W. Allison

                                    John W. Allison
                                    Acting President and Chief Executive Officer

                               BELMONT HOMES, INC.
                                HIGHWAY 25 SOUTH
                              INDUSTRIAL PARK DRIVE
                           BELMONT, MISSISSIPPI 38827


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 3, 1997


     Notice is hereby given that the Annual Meeting of Shareholders of Belmont Homes, Inc. (the "Company") will be held on Tuesday, June 3, 1997 at 1:00 p.m., Central Daylight Savings Time, at the Executive Inn, 1011 North Gloster, Tupelo, Mississippi 38801, for the following purposes:

          1. To elect eight nominees as directors of the Company.

          2. To approve the proposed amendment to the Company's 1994 Incentive Stock Plan to (i) increase from 600,000 to 1,000,000 the number of shares of Common Stock authorized thereunder, (ii) require that no more than 250,000 shares of Common Stock be awarded to any person in a three-year period and (iii) eliminate the requirement of shareholder approval of certain administrative amendments;

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on April 18, 1997 are entitled to notice of and to vote at the Annual Meeting of Shareholders.


Belmont, Mississippi
May 6, 1997                               By order of the Board of Directors,


                                          /s/ Thomas D. Keenum, Sr.

                                          Thomas D. Keenum, Sr.
                                          Secretary




          WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN
                               THE UNITED STATES.

                               BELMONT HOMES, INC.
                                HIGHWAY 25 SOUTH
                              INDUSTRIAL PARK DRIVE
                           BELMONT, MISSISSIPPI 38827

                                 PROXY STATEMENT

INFORMATION CONCERNING THE SOLICITATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Belmont Homes, Inc. ("Belmont Homes" or the "Company") of proxies to be voted at the Annual Meeting of Shareholders to be held on Tuesday, June 3, 1997 at 1:00 p.m., Central Daylight Savings Time, at the Executive Inn, 1011 North Gloster, Tupelo, Mississippi 38801, and at any adjournment or adjournments thereof.

     Only the holders of the Company's common stock, $.10 par value per share (the "Common Stock"), of record at the close of business on April 18, 1997 will be entitled to vote at the Annual Meeting of Shareholders. On such date, approximately 9,467,000 shares of Common Stock were outstanding. Each such shareholder is entitled to one vote per share held of record on the record date. This Proxy Statement and the accompanying proxy are first being mailed on or about May 6, 1997.

     A majority of the shares of Common Stock, represented in person or by proxy, is required to constitute a quorum. If a quorum is not present at the time of the Annual Meeting of Shareholders, or if for any reason the Company believes that additional time should be allowed for the solicitation of proxies, the Company may adjourn or postpone the Annual Meeting of Shareholders with or without a vote of the shareholders. If adjournment is proposed by the Company, the person named on the enclosed proxy card will vote such shares for which they have voting authority in favor of adjournment.

     All shares of Common Stock represented at the Annual Meeting of Shareholders by properly executed proxies received prior to or at the Annual Meeting of Shareholders and not properly revoked will be voted at the Annual Meeting of Shareholders in accordance with the instructions indicated thereon. If no specification is made, such proxies will be voted in favor of the matters listed on the proxy card. Directors must be elected by a plurality of votes cast (in person or by proxy) by the holders of Common Stock entitled to vote at the Annual Meeting of Shareholders if a quorum is present. All other matters shall be determined based upon the vote of the majority of votes cast (in person or by proxy) by the holders of Common Stock entitled to vote at the Annual Meeting of Shareholders if a quorum is present. Abstentions and broker non-votes will not have the effect of voting in opposition to a director or of a vote against the other proposals.

     All expenses of the Annual Meeting of Shareholders, including the cost of soliciting proxies, will be paid by the Company. The Company may reimburse persons holding shares in their names for others, or holding shares for others who have the right to give voting instructions, such as brokers, banks, fiduciaries and nominees, for such persons' reasonable expenses in forwarding the proxy materials to their principals.

     Any shareholder giving a proxy may revoke it by delivering a written notice of such revocation to the Secretary of the Company at Highway 25 South, Industrial Park Boulevard, Belmont, Mississippi 38827 prior to the Annual Meeting of Shareholders, by submitting to the Company a more recently dated proxy or by attending the Annual Meeting of Shareholders and voting at any time before the proxy is exercised.

     In voting by proxy in regard to the election of eight nominees as directors to serve until the next Annual Meeting of Shareholders, or until their successors are duly elected and qualified, shareholders may vote in favor of all eight nominees, withhold their votes as to all eight nominees or withhold their votes as to specific nominees. If no instructions are indicated, such proxies will be voted FOR the election of all eight nominees as directors.

I.    ELECTION OF DIRECTORS

                                  INTRODUCTION

     The Company's Restated Articles of Incorporation provide that the Board of Directors shall consist of such number of directors (not less than three nor more than nine) as may be fixed by action of the Board of Directors. The current Board of Directors has determined that the Board of Directors shall consist of eight members. The Board of Directors has nominated the eight individuals named below for election as directors to serve until the next Annual Meeting of Shareholders, or until their successors are duly elected and qualified. All of the nominees are currently members of the Board of Directors. If any nominee or nominees should be unable to accept nomination or election as a director, which is not expected, the proxies may be voted with discretionary authority for a substitute or substitutes designated by the Board of Directors. Directors are elected by a plurality of the votes cast (in person or by proxy) by the holders of Common Stock entitled to vote at the Annual Meeting of Shareholders if a quorum is present. The Restated Articles of Incorporation of the Company prohibit shareholders from cumulating their votes in the election of directors. As a result, each shareholder may cast one vote per share of Common Stock owned for each nominee.

                                    NOMINEES

     The following table shows the names, ages and principal occupations of the nominees to become directors and the year in which each nominee was first elected to the Board of Directors.

                                       Principal                            Director
Name                          Age      Occupation                             Since
----                          ---      ----------                           --------
A. Douglas Jumper, Sr.        65       Chairman of the Board                  1993

Jerold Kennedy                64       Director; Former President             1988
                                       and Chief Executive Officer
                                       of the Company

John W. Allison               50       Acting President and Chief             1995
                                       Executive Officer of the Company

Thomas D. Keenum, Sr.         58       Secretary/Treasurer and                1993
                                       General Counsel; Attorney

Roger D. Moore                48       Director of Sales and Marketing        1987

J.M. Page                     70       Owner of Page Chevrolet and            1990
                                       Page Motors

Don D. Murphy                 53       General Manager of WBIP                1993
                                       radio station

Hollis D. Sparks              61       Chairman and President                 1996
                                       of Sparko Inc.


     A. Douglas Jumper, Sr. has served as a director of the Company since June 1993 and as Chairman of the Board since July 1993. Mr. Jumper has been the President and co-owner of S&J Steel Builders, Inc. of Booneville, Mississippi since 1963. Mr. Jumper is a director of BancorpSouth, Inc., a bank holding company headquartered in Tupelo, Mississippi, and River Oaks Furniture, Inc., a furniture manufacturer headquartered in Belden, Mississippi.

     Jerold Kennedy has been a director of the Company since 1988. On March 31, 1997, Mr. Kennedy took a medical leave of absence from his executive offices with the Company. Until such time, Jerold Kennedy served as President of the Company since January 1988 and as Chief Executive Officer since July 1993. Prior to joining the Company, Mr. Kennedy served as General Manager and Secretary/Treasurer of Sunshine Homes, Inc., a manufactured housing company headquartered in Red Bay, Alabama, for 17 years. Mr. Kennedy has been involved with the manufactured housing industry since 1971. He has served as a member of the Board of Directors of the Alabama Manufactured Housing Institute and serves on the national Board of Directors of the Agency for Regulatory Reform, an agency representing the interests of manufacturers in the manufactured housing industry.

     John W. Allison has served as President of Spirit Homes, Inc. ("Spirit") since January 1986 and a director of the Company since October 1995. Mr. Allison was named the Company's Acting President and Chief Executive Officer on March 31, 1997. Mr. Allison served as Chief Executive Officer of Spirit from January 1986 until the Company's acquisition of Spirit in October 1995. Mr. Allison is a director of First Commercial Bank of Arkansas, a bank headquartered in Little Rock, Arkansas, and a director of First National Bank of Conway, a bank headquartered in Conway, Arkansas.

     Thomas D. Keenum, Sr. has served as Secretary/Treasurer, General Counsel and a director of the Company since July 1993. Mr. Keenum is a partner in Keenum & Tutor, P.A., in Booneville, Mississippi, where he has practiced law since 1968. Mr. Keenum is a director of River Oaks Furniture, Inc., a furniture manufacturer headquartered in Belden, Mississippi.

     Roger D. Moore has served as Director of Sales and Marketing since April 1995 and a director of the Company since December 1987. From December 1987 until April 1995, Mr. Moore served as Sales Manager of the Company.

     J. M. Page has served as a director of the Company since 1990. Mr. Page is the owner of Page Chevrolet, an automobile dealership in Red Bay, Alabama, and of Page Motors, an automobile dealership in Iuka, Mississippi. Mr. Page is also a director of Colonial Bank, Red Bay, Alabama.

     Don D. Murphy has served as a director of the Company since June 1993. Mr. Murphy is general manager of WBIP, a radio station in Booneville, Mississippi owned by Community Broadcast Services of Mississippi, Inc. From 1988 until 1995, Mr. Murphy was Vice President and co-owner of WBIP Broadcasting Company. Mr. Murphy is a director of River Oaks Furniture, Inc., a furniture manufacturer headquartered in Belden, Mississippi.

     Hollis D. Sparks has served as a director of the Company since September 1996, when he was elected to fill the vacancy created by the resignation from the Board of Directors of Aubrey Burns Patterson. Mr. Sparks has served as Chairman of the Board and President of Sparko Inc. ("Sparko") since 1964. Sparko is a holding company currently engaged in real estate and other investment activities.

     Mr. Jumper and Mr. Keenum are first cousins. There are no other family relationships between any directors or executive officers of the Company.


     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF ALL OF THE PROPOSED NOMINEES TO THE BOARD OF DIRECTORS.

                MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     During the last fiscal year, the Board of Directors held four meetings. Each director attended at least 75% of the aggregate of the number of the meetings held during 1996. Additionally, the Board of Directors took two actions by unanimous written consent during 1996.

     The Board of Directors has three standing committees: an Executive Committee, a Compensation Committee and an Audit Committee. Members of the Executive Committee are Messrs. Jumper, Kennedy and Keenum. Mr. Allison was elected to the Executive Committee on March 31, 1997. The Executive Committee is authorized by the Board of Directors to take all action which may be delegated by the Board of Directors under the Mississippi Business Corporation Act. During 1996, the Executive Committee held six meetings, all of which each member attended.

     Members of the Compensation Committee during 1996 were Messrs. Jumper, Keenum and Murphy. The Compensation Committee was appointed by the Board of Directors to administer the Company's stock incentive plans and recommend to the Board of Directors the compensation of the Company's executive officers. During 1996, the Compensation Committee held five meetings, all of which each member attended.

     Members of the Audit Committee during 1996 were Messrs. Page, Patterson and Sparks. Mr. Patterson resigned from the Board of Directors and the Audit Committee in September 1996 and was replaced by Mr. Sparks. The Audit Committee was appointed by the Board of Directors to recommend the annual appointment of the Company's independent auditors, with whom the Audit Committee reviews the scope of audit and non-audit assignments and related fees, accounting principles used by the Company in financial reporting, internal auditing procedures and the adequacy of the Company's internal control principles. During 1996, the Audit Committee held four meetings, all of which each member attended.

                               EXECUTIVE OFFICERS

     The following table sets forth certain information concerning the executive officers of the Company, who are elected annually by the Board of Directors.

     Name                    Age               Position
     ----                    ---               --------
Jerold Kennedy(1)            64       President, Chief Executive Officer
John W. Allison(2)           50       Acting President, Chief Executive Officer
William A. Sheffield(3)      71       Chief Financial Officer
William M. Kunkel(4)         48       Vice President and Chief Financial Officer
Thomas D. Keenum, Sr.        58       Secretary,Treasurer and General Counsel
Mike Kennedy(2)              37       Acting Senior Vice President of Administration
Keith Kennedy(2)             39       Acting Senior Vice President of Manufacturing

----------

(1) Mr. Kennedy took a medical leave of absence from his offices with the Company on March 31, 1997.
(2) Each of Messrs. Allison, Kennedy and Kennedy were named to their respective offices on March 31, 1997.
(3)  Mr. Sheffield retired from the Company in March 1997.
(4) Mr. Kunkel was elevated to Vice President and Chief Financial Officer on March 31, 1997.

     William A. Sheffield served as Chief Financial Officer of the Company from October 1993 until his retirement in March 1997. From January 1973 until joining the Company, Mr. Sheffield was a senior partner in the accounting firm of Sheffield & Otts, Certified Public Accountants, in Tupelo, Mississippi.

     William M. Kunkel has served as Vice President and Chief Financial Officer since March 31, 1997. Prior to such time, Mr. Kunkel served as Vice President of Finance since January 30, 1995. From October 1994 until joining the Company, he served as Interim Chief Financial Officer of Concept Technologies Group, Inc., a manufacturer of audio speakers in Knoxville, Tennessee. From April 1994 until October 1994, he served as Chief Financial Officer of Lansinoh Laboratories, Inc., a manufacturer of skin-care products in Oak Ridge, Tennessee. From March 1993 until April 1994, he served as a consultant to Concept Technologies Group. From April 1989 until August 1993, he served as Executive Vice President and Chief Financial Officer of Knox International Corporation, a direct marketer of horticulture products in Knoxville, Tennessee.

     Mike Kennedy has served as Acting Senior Vice President of Administration of the Company since March 31, 1997. Prior to such time and since October 1993, Mr. Kennedy served the Company in various capacities. From March 1990 until October 1993, Mr. Kennedy was a sales representative for Fabwell, Inc., a metal fabricating company.

     Keith Kennedy has served as Acting Senior Vice President of Manufacturing of the Company since March 31, 1997. Prior to such time and since March 1994, Mr. Kennedy served the Company in various capacities. From September 1981 until March 1994, Mr. Kennedy was the Director of Purchasing and Quality Control of Sunshine Mills, Inc., a manufacturer of pet food.

     The business experience of Messrs. Kennedy, Allison and Keenum is set forth above. See "Election of Directors-Nominees."

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of April 18, 1997, the shares of Common Stock beneficially owned by (i) holders of more than five percent of the Common Stock known to the Company, (ii) each of the directors of the Company (which directors also constitute the nominees for election as directors at the Annual Meeting of the Shareholders), (iii) the Company's named executive officers, individually, and (iv) all directors and executive officers as a group, together with the percentage of the outstanding shares which such ownership represents.

                                                                          Shares
                                                                       Beneficially
Name of Beneficial Owner                                                 Owned (1)        Percent of Class (2)
------------------------                                                 ---------        --------------------
A. Douglas Jumper, Sr. (3).......................................          655,437                6.9%
Jerold Kennedy (3) ..............................................          883,012                9.3
John W. Allison..................................................           97,500                1.0
Thomas D. Keenum, Sr. (4)........................................          315,000                3.3
William M. Kunkel................................................                0                 *
Roger D. Moore...................................................            9,225                 *
Don D. Murphy....................................................          147,604                1.6
J.M. Page........................................................          301,171                3.2
Aubrey Burns Patterson...........................................            1,000                 *
William A. Sheffield.............................................              500                 *
Hollis D. Sparks.................................................            6,000                 *
FMR Corp. (5)....................................................          769,050                8.1
Franklin Resources, Inc. (6).....................................          799,750                8.4
Kennedy Capital Management, Inc. (7).............................          758,275                8.0
OppenheimerFunds, Inc. (8).......................................          630,000                6.6
Thomson Horstmann & Bryant, Inc. (9).............................          651,150                6.9
All directors and executive officers as a group (13 persons).....        2,453,199               25.6

----------
* Represents beneficial ownership of less than 1% of the outstanding shares of the Company's common stock.
(1) Based upon information furnished to the Company or filed with the Securities and Exchange Commission by the listed persons.
(2) Computation based upon approximately 9,467,000 shares outstanding on April 18, 1997.
(3) The business address of Messrs. Jumper and Kennedy is Highway 25 South, Industrial Park Drive, Belmont, Mississippi 38827.
(4) Includes 39,624 shares owned by Thomas D. Keenum, Jr., of which Mr. Keenum, Sr. has voting control.
(5) Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and a registered investment advisor, is the beneficial owner of 762,750 of these shares. Fidelity Management & Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank under the Securities Exchange Act of 1934, is the beneficial owner of 6,300 of these shares. The address of these entities is 82 Devonshire Street, Boston Massachusetts 02109.
(6) Franklin Advisers, Inc., a subsidiary of Franklin Resources, Inc. and an investment advisor, has the sole voting power of these shares. The address of these entities is 777 Mariners Island Boulevard, San Mateo, California 94404.
(7) Kennedy Capital Management, Inc. has sole voting power of 565,975 of these shares, and sole dispositive power of all 758,275 of these shares. The address of this entity is 10829 Olive Boulevard, St. Louis, Missouri 63141.
(8) The shares are owned by registered investment companies managed by OpenheimerFunds, Inc., a registered investment advisor. The address of this entity is Two World Trade Center, Suite 3400, New York, New York 10048-0203.
(9) Thomson Horstmann & Bryant, Inc., a registered investment advisor, has sole voting power of 416,150 of these shares, shared voting power of 13,500 of these shares, and sole dispositive power of all 651,150 of these shares. The address of this entity is Park 80 West, Plaza Two, Saddle Brook, New Jersey 07663.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid to or accrued by or on behalf of the Company's named executive officers for services rendered in all capacities to the Company for the years ended December 31, 1994, 1995 and 1996.

                           SUMMARY COMPENSATION TABLE


                                            ANNUAL COMPENSATION(1)                                 LONG TERM COMPENSATION
                          ----------------------------------------------------------         ----------------------------------
                                                                        OTHER                SECURITIES
      NAME AND                                                          ANNUAL               UNDERLYING           ALL OTHER
 PRINCIPAL POSITION       YEAR        SALARY($)        BONUS($)      COMPENSATION($)          OPTIONS (#)       COMPENSATION($)
-------------------       ----        ---------        --------      ---------------         ------------       ---------------
Jerold Kennedy            1996        $185,993         $      0             --                   --                $ 4,914(2)
 President and            1995         185,993          200,000             --                   --                  3,650(3)
 Chief Executive          1994         167,580          200,000             --                   --                  3,369(4)
 Officer

William A. Sheffield      1996        $ 84,091         $ 42,500             --                 15,000                   --
 Chief Financial          1995          84,000           42,500             --                   --                     --
 Officer                  1994          84,091           35,000             --                   --                     --


William M. Kunkel         1996        $ 95,000         $      0             --                   --                $ 5,843(5)
 Vice President           1995          87,083           40,000             --                 75,000                5,282(5)
 of Finance (6)           1994              --               --             --                   --                     --

----------

(1) These executive officers did not receive any annual compensation not properly categorized as salary or bonus, except for certain perquisites or other benefits the aggregate incremental cost of which to the Company for each officer did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for each such officer.
(2) Includes $1,788 contributed by the Company to the Employee Savings and Profit Sharing Plan, car allowance of $1,926 and life insurance benefit of $1,200.
(3) Includes $1,848 contributed by the Company to the Employee Savings and Profit Sharing Plan and car allowance of $1,802.
(4) Includes $1,913 contributed by the Company to the Employee Savings and Profit Sharing Plan and car allowance of $1,456.
(5)  Represents reimbursement of living, travel and related expenses.
(6) Mr. Kunkel became the Company's Vice President and Chief Financial Officer on March 31, 1997.


                              Employment Agreements

     The Company has entered a non-competition agreement with Jerold Kennedy which provides that, for a period of two years after Mr. Kennedy's employment with the Company terminates, he shall not compete with the Company. Mr. Kennedy is not entitled to receive additional compensation under this non-competition agreement.

                        Option Grants in Last Fiscal Year

     The following table sets forth certain information regarding grants of stock options made to the named executive officers during 1996.

                                                         Individual Grants
                          ---------------------------------------------------------------------------
                           Number of     Percentage of                                                    Potential Realizable Value
                          Securities     Total Options                                                     at Assumed Annual Rates
                          Underlying      Granted to       Exercise or     Market Price                    of Stock Price Apprecia-
                            Options      Employees in      Base Price       on Date of      Expiraton           for Option Term
      Name                  Granted       Fiscal Year        ($/Sh)         Grant($/Sh)        Date         5%($)           10%($)
      ----                ----------     -------------     -----------     ------------     ---------     --------------------------
Jerold Kennedy                --              --               --               --              --            --             --

William A. Sheffield        15,000            4%              10.64            10.64           2001           (1)            (1)

William M. Kunkel             --              --               --               --              --            --             --

----------

(1) The outstanding options granted to Mr. Sheffield expired upon his retirement from the Company.



              Aggregated Option Exercises in Last Fiscal Year and
                         Fiscal Year-End Option Values

     The following table provides certain information, with respect to the named executive officers, concerning the exercise of options during 1996 and with respect to unexercised options at December 31, 1996.


                                                               Number of Securities Underlying             Value of Unexercised
                          Shares                                 Unexercised Options at Fiscal            In-the-Money Options at
                         Acquired              Value                    Year End (#)                        Fiscal Year End ($)
Name                  on Exercise (#)       Realized ($)       Exercisable         Unexercisable      Exercisable      Unexercisable
----                  ---------------       ------------      ----------------------------------      ------------------------------
Jerold Kennedy             --                   --                 --                    --               --                  --

William A. Sheffield        3,000             $ 12,500             (1)                   (1)              (1)                 (1)

William M. Kunkel          30,000              265,000             --                45,000               --            $163,000

----------

(1) The outstanding options granted to Mr. Sheffield expired upon his retirement from the Company.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This report is submitted by the Compensation Committee with respect to compensation policies applicable to the Company's executive officers and with respect to the basis for Mr. Kennedy's compensation as President and Chief Executive Officer for 1996.

     The Compensation Committee believes that, while familiar indicators of success such as stock price and earnings per share are important, there are numerous criteria to evaluate in assessing the skill with which the executive officers are performing their duties. The Company's executive compensation policies are designed to motivate and retain senior management by providing levels of compensation which relate to past and anticipated individual and Company performance and to base a portion of each executive officer's compensation package on the financial performance of the Company in the form of bonuses tied to financial performance and the granting of stock options.

     The compensation of the Company's executive officers is reviewed and approved annually by the Compensation Committee of the Board of Directors. Each member of the current Compensation Committee is a non-management director, except for Mr. Keenum, who, while not employed by the Company, serves as the Secretary/Treasurer and General Counsel of the Company.

              President and Chief Executive Officer's Compensation

     The Compensation Committee considers increases in the chief executive officer's compensation on an annual basis. In establishing the compensation for Mr. Kennedy for 1996, the basic approach was that of the compensation policies applicable to all executive officers, including consideration of the contribution by Mr. Kennedy to the success of the Company and the degree of responsibility vested in him. The Compensation Committee made a subjective determination regarding the level of Mr. Kennedy's compensation and considered, among other factors, the increase in the Company's revenues and net income from 1995 to 1996, the corresponding increase in Mr. Kennedy's management duties, Mr. Kennedy's existing compensation and ownership interest in the Company, and Mr. Kennedy's recommendations regarding his compensation. Based upon these considerations, the Compensation Committee decided not to alter Mr. Kennedy's base compensation and to not pay Mr. Kennedy a bonus for 1996. No specific relative weighing of these factors was used.

                                     Salary

     The Compensation Committee considers increases in compensation on an annual basis. The Compensation Committee's policy in determining the appropriate annual salary for executives is to consider the executive's contribution to the success of the Company and the degree of responsibility vested in the executive's position. The Compensation Committee also considers each executive's existing compensation, the anticipated growth of the Company, and each executive's performance, considered on a subjective basis by the Compensation Committee. No specific relative weighing of these factors was used.

     The Compensation Committee intends to structure future compensation so that executive compensation paid by the Company is fully deductible in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m), which was enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to certain executive officers unless certain conditions are met.

                                Performance Bonus

     The Compensation Committee's policy is that a portion of executive compensation should be "at risk." The Compensation Committee believes that the performance bonus motivates the executives to increase the Company's revenues and income, which should result in increased shareholder value. The granting and amount of the performance bonus is subjective, but the Compensation Committee considers the performance of the Company during the year, especially with respect to the Company's revenues, net income and number of floors produced. In addition, the Compensation Committee considers each executive's existing compensation, the anticipated or expected growth of the Company, and each executive's performance, judged on a subjective basis. No specific relative weighing of these factors was used.

     The amount earned under the performance bonus by each named executive officer in 1995 and 1996 is as follows:

                                           1995                    1996
                                           ----                    ----
     Jerold Kennedy                      $200,000                $      0

     William A. Sheffield                  42,500                  42,500

     William M. Kunkel                     40,000                       0


                                  Stock Options

     The Compensation Committee believes that stock options reward the long-term performance of executives. The Compensation Committee believes that stock options provide financial incentives for management because the option exercise price for the employee is the price of stock on the date of grant. Accordingly, executives recognize a gain only if the value of the Company's stock increases. As a result, executives with stock options are rewarded for their efforts to improve long-term stock market performance. In this manner, the financial interests of management are aligned with those of the Company's shareholders. The Company granted options to purchase 15,000 shares of Common Stock at an exercise price of $10.64 per share to William A. Sheffield on January 24, 1996. Due to prior awards or to current ownership interests in the Company, the Compensation Committee did not grant any other options to the named executive officers under its Incentive Stock Plan in 1996.


           Compensation Committee Interlocks and Insider Participation

     Mr. Keenum, a member of the Compensation Committee, serves as the Secretary/Treasurer and General Counsel of the Company but is not compensated in such capacity. There are no other relationships among the Company's executive officers and any entity affiliated with any of the members of the Compensation Committee that require disclosure under applicable rules promulgated by the Securities and Exchange Commission (the "Commission").


                                                Compensation Committee:
                                                A. Douglas Jumper, Sr.
                                                Thomas D. Keenum, Sr.
                                                Don D. Murphy


                            COMPENSATION OF DIRECTORS

     During 1996, each Director who was not either an employee or officer of the Company (a "Non-Employee Director") received an annual fee of $10,000, a fee of $750 plus expenses for each quarterly meeting of the Board of Directors attended and a fee of $250 plus expenses for each quarterly committee meeting attended. In addition, Non-Employee Directors are entitled to receive options pursuant to the 1994 Non-Qualified Stock Option Plan for Non-Employee Directors (the "Non-Employee Directors Plan"). The Non-Employee Directors Plan authorizes the issuance of up to 75,000 shares of Common Stock pursuant to options having an exercise price equal to the fair market value of the Common Stock on the date the options are granted. The Non-Employee Directors Plan contains provisions providing for adjustment of the number of shares available for option and subject to unexercised options in the event of stock splits, dividends payable in Common Stock, business combinations or certain other events. The Non-Employee Directors Plan provides for the grant on January 1 of each year (the "Grant Date") of options to purchase 1,500 shares to each Non-Employee Director serving the Company on the Grant Date.

     On January 1, 1996, the Company granted options to purchase an aggregate of 6,000 shares of Common Stock under the Non-Employee Directors Plan at an exercise price per share of $12.09, the fair market value of the Common Stock on December 29, 1995, the last trading date prior to the Grant Date. Messrs. Jumper, Murphy, Page and Patterson, the Non-Employee Directors on such date, were each granted options to purchase 1,500 shares. On January 1, 1997, Messrs. Jumper, Murphy, Page and Sparks, the Non-Employee Directors on such date, were granted option to purchase 1,500 shares at $9.88 per share, the fair market value of the Common Stock on the last trading day prior to the Grant Date.

                          COMPARATIVE PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in cumulative total shareholder return on the Common Stock since the Company's initial public offering with the cumulative total return on the CRSP Index for Nasdaq Stock Market Companies and the CRSP Index for an industry peer group selected by the Company. The companies in the peer group are Cavalier Homes, Inc., Champion Enterprises, Inc., Fleetwood Enterprises, Inc., Redman Industries, Inc., Skyline Corporation and Southern Energy Homes, Inc. The graph assumes the investment on June 1, 1995 of $100 in the Common Stock and that any dividends were reinvested at the time they were paid.

                               *6/1/95          12/95          12/96
                               -------          -----          -----
Belmont Homes, Inc.             $100             $181           $144
NASDAQ (U.S. Companies)         $100             $122           $150
Custom Peer Group               $100             $142           $167

_______________

* Initial Public Offering on 6/1/95

                              CERTAIN TRANSACTIONS

     Aubrey Burns Patterson, a director of the Company until September 1996, is the Chairman of the Board, President and Chief Executive Officer of BancorpSouth, Inc. ("Bancorp") and BOM, a wholly owned subsidiary of Bancorp. Mr. Jumper, Sr. is also a director of Bancorp and BOM. On November 10, 1995, the Company obtained a line of credit in the principal amount of $10,000,000 from BOM. This line of credit bears interest, at the Company's option, at BOM's prime rate or LIBOR plus 2.65%, expires on May 10, 1998 and is secured by substantially all of the assets of Belmont Homes, Inc. At April 18, 1997, the Company had $5,000,000 outstanding under this line of credit.

     Mr. Page is a director of Colonial Bank of Red Bay, Alabama ("Colonial Bank"), which extended a $500,000 line of credit to the Company, with interest at a rate of 1% over the Colonial Bank Base Rate and a maturity date of September 6, 1996. On January 11, 1995, the Company obtained an additional $2,000,000 line of credit from Colonial Bank, with interest at 1% over the prime rate and a maturity date of April 30, 1996. On April 10, 1996, the Company refinanced the $500,000 line of credit and the $2,000,000 line of credit with a $2,500,000 line of credit, with interest at the prime rate and a maturity date of April 10, 1997. These lines were consolidated and increased on April 10, 1997. The Company now has a $5,000,000 line of credit with Colonial Bank, with interest payable at the Colonial Bank Base Rate. At April 18, 1996, borrowings under the line of credit consisted of letters of credit issued in the amount of $280,000.

     Mr. Allison is a director of the First National Bank of Conway ("FNB"). On April 10, 1995, Spirit Homes, Inc., a subsidiary of the Company, entered into a variable rate commercial revolving note in the principal amount of $1.3 million with FNB, which note bore interest at a variable rate not to exceed 10.25% and expired on April 10, 1996 (the "FNB Revolver"). The FNB Revolver has been amended by increasing funds available to $2 million, and extending the maturity date to July 10, 1997. The FNB Revolver is secured by a lien on Spirit's accounts, finished manufactured homes and inventory of raw materials.

     Mr. Allison owns a 42% interest in Conway Home Sales, d/b/a Cottonwood Home Sales, a manufactured home retailer in Harrison, Arkansas. During the year ended December 31, 1996, Spirit sold manufactured homes to this dealership in the aggregate amount of approximately $1,154,315.

     Mr. Allison owns a 33% interest in Sunrise Decor, Inc., a manufacturer of draperies in Conway, Arkansas. During the year ended December 31, 1996, Spirit purchased $715,739 in supplies from Sunrise Decor.

     In 1993, Spirit purchased 20 acres and a 66,000 square foot manufacturing facility from Mr. Allison for a purchase price of $500,000. Spirit financed the acquisition of this facility by entering into a loan agreement with Boatmen's National Bank of Conway (formerly Worthen National Bank of Conway) on June 22, 1993 in the aggregate principal amount of $500,000 (the "Boatmen's Note"). The Boatmen's Note was refinanced and moved to FNB on January 7, 1997. At April 18, 1997, the outstanding balance of the Boatmen's Note was $489,475.56. The Boatmen's Note is secured by a mortgage on the facility and the personal guaranty of Mr. Allison.

     Mr. Keenum is a partner with the law firm of Keenum & Tutor, P.A., which has performed certain legal services for the Company. Fees paid to the firm by the Company were less than 5% of the Company's net sales in 1996.

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     KPMG Peat Marwick LLP has served as the Company's independent accountants since July 14, 1993. Consistent with its past practice, the Audit Committee of the Board of Directors has not yet selected the Company's independent auditors for 1997. Representatives of KPMG Peat Marwick LLP will be available to answer questions at the Annual Meeting of Shareholders and are free to make statements during the course of the meeting.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than 10% of a registered class of the Company's securities to file reports of ownership and changes in ownership with the Commission. Officers, directors and greater than ten-percent shareholders are required by the Commission to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of copies of such forms received by it, or written representations from certain of the Company's directors and executive officers that no other reports were required, the Company notes that William A. Sheffield, the Company's Chief Financial Officer from October 1993 until his retirement in March 1997, failed to report timely his acquisition of 500 shares of the Common Stock on November 8, 1996. Mr. Sheffield subsequently reported this acquisition on Form 5.


II. APPROVAL OF AMENDMENTS TO THE COMPANY'S 1994 INCENTIVE STOCK PLAN

     The Board of Directors adopted, subject to the approval of the shareholders, amendments to the Company's 1994 Incentive Stock Plan (the "Incentive Plan") (i) increasing the number of authorized shares of Common Stock under the Incentive Plan from 600,000 to 1,000,000, (ii) requiring that no more than 250,000 shares of Common Stock be awarded to any person in a three-year period and (iii) eliminating the requirement of shareholder approval of certain administrative amendments.

     The following is a brief description of the material terms of the Incentive Plan and the proposed amendments thereto. Such description is qualified in its entirety by reference to the full text of the Incentive Plan and the proposed amendments to the Incentive Plan attached hereto as Appendix A(1) and Appendix A(2), respectively.

DESCRIPTION OF PROPOSED AMENDMENTS

     Currently, 600,000 shares of Common Stock have been reserved for issuance pursuant to options granted under the Incentive Plan, of which 460,500 have been granted. If the amendments are approved, an additional 400,000 shares would be available for grant under the Incentive Plan. The Incentive Plan currently does not restrict the number of shares that may be granted to any person. The amendments, if approved, would require that no more than 250,000 shares of Common Stock be awarded under an option to any person during a three-year period. In addition, the Incentive Plan currently requires shareholder approval of any amendment that could materially increase benefits accruing to option holders, as that term is used in Rule 16b-3 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 ("Rule 16b-3"). If approved, the amendments would limit the requirement of shareholder approval to those matters that are referenced in Sections 422 and 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

REASONS FOR CHANGES

     The Incentive Plan is an essential part of the Company's compensation and reward program for its employees because awards under the Incentive Plan permit employees to benefit from the Company's growth and financial performance. The Board of Directors believe that it is in the best interest of the Company to authorize additional shares under the Incentive Plan to continue to provide employees compensation and reward for their efforts on behalf of the Company. The limit on the number of shares that can be awarded to an individual under an option is recommended, since there currently is no such limit under the Incentive Plan, and this restriction will increase the Company's ability to treat compensation recognized by option holders as "performance-based" pay under Section 162(m) of the Code. Compensation that is not performance-based pay cannot be deducted for tax purposes to the extent it exceeds $1 million in a year. This amendment is intended to preserve the Company's right to deduct compensation recognized by option holders, as described under "Federal Income Tax Consequences," below, as a result of possible appreciation in the market value of the Company's Common Stock. Finally, the Board of Directors believes that it is appropriate to eliminate the Rule 16b-3 requirements for shareholder approval of future amendments because Rule 16b-3 has been itself amended to delete these shareholder approval requirements. Instead, consistent with the requirements of the Code, the amended Incentive Plan will require shareholder approval of amendments that increase the aggregate number of shares that can be issued pursuant to the Incentive Plan, change the class of employees eligible to receive "incentive stock options" (described in Section 422 of the Code), change the maximum number of shares that can be awarded to any employee under an option, or increase the period during which options may be granted or exercised.

DESCRIPTION OF INCENTIVE PLAN

     The purpose of the Incentive Plan is to provide a performance incentive to employees and others who perform services that enhance the value of shareholders' equity. Plan participants, from time to time, are awarded incentive stock options ("ISOs") as defined in Section 422 of the Code, or options that are not so qualified as incentive stock options ("NQSOs"). These awards are intended to serve as an encouragement to participants in the Incentive Plan to remain with the Company and to more closely align their interests with the interests of the Company and its shareholders. The Incentive Plan will terminate in 2004 if not terminated earlier. The Compensation Committee is authorized to administer the Incentive Plan and to award options to Company employees and to certain others who provide significant services to the Company. ISOs may be granted only to Company employees.

     The Compensation Committee determines which individuals are to receive awards under the Incentive Plan, whether to award ISOs or NQSOs and the exercise prices and vesting dates of award. The exercise price of NQSOs may not be less than 85% of the fair market value of the Common Stock on the date of grant. The exercise price of ISOs may not be less than 100% of the fair market value of the Common Stock on the date of grant (110% in the case of an individual who, at the time of the grant, owns more than 10% of the total outstanding Common Stock, as determined in good faith by the Compensation Committee). The aggregate fair market value of Common Stock with regard to which ISOs are exercisable by an individual for the first time during any calendar year may not exceed $100,000. No option shall be exercisable after the expiration of ten years from the date the option is granted (five years in the case of ISOs granted to employees who at the time of grant own more than 10% of the total outstanding Common Stock). The terms of specific stock option agreements may shorten these expiration periods.

     The Company has granted options to purchase 460,500 shares of Common Stock under the Incentive Plan. The exercise price under which options have been granted has been the fair market value of the Company's Common Stock on the date of grant, which has ranged from $6.00 to $10.64 per share. All awards of options have been made so that one-fifth of the award becomes exercisable on the six-month anniversary date of the award, and each successive year thereafter.

     Once an option has become exercisable, the participant may purchase shares of Common Stock from the Company by paying the exercise price in cash or in certain other consideration acceptable to the Compensation Committee. The Company is authorized to loan, or guarantee loans of, the purchase price of shares issuable upon exercise of options granted under the Incentive Plan.

     The amount and specific terms of any award under the Incentive Plan is subject to the discretion, within the terms of the Incentive Plan, of the Compensation Committee and, therefore, cannot be determined in advance. Similarly, the dollar value of such awards cannot be determined prior to their grant.

FEDERAL INCOME TAX CONSEQUENCES

     Tax consequences to the Company and to participants of awards of options will vary with the type of option awarded. A participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an ISO or NQSO under the Incentive Plan. If the participant does not sell the Common Stock acquired through the option for at least two years after the date of grant of an ISO and one year after exercising the ISO, he will not recognize ordinary income on the purchase of Common Stock. Any gain or loss on the sale of the Common Stock after these holding periods will be subject to capital gains treatment.

     A participant who disposes of the Common Stock before these holding periods are satisfied will have engaged in a "disqualifying disposition" and will recognize taxable compensation on the difference between the exercise price of the ISO and the fair market value of the Common Stock at the time the ISO was exercised. The participant's basis in the Common Stock after a disqualifying disposition is its fair market value at the time of exercise. The participant will also be subject to tax on capital gain, if any, upon the sale of the Common Stock on the amount realized in excess of the increased basis. Generally, the Company is not entitled to a tax deduction upon the grant of an option or the exercise of an ISO under the Incentive Plan. However, if the participant engages in a disqualifying disposition, the Company may take a tax deduction for the amount of ordinary income recognized by the participant.

     Upon exercise of a NQSO, the participant recognizes taxable compensation on the difference between the fair market value of the Common Stock and the exercise price paid under the NQSO. The Company is entitled to deduct this amount for tax purposes, provided that the Company pays an appropriate amount of withholding tax to the Internal Revenue Service for the income recognized by the participant. The participant is also subject to capital gains treatment on the subsequent sale of the Common Stock acquired through the exercise of an option.

     Corporate deductions for reasonable compensation paid to certain executive officers are limited to $1 million per year under Section 162(m) of the Code.

REQUIRED VOTE

     Approval of the proposed amendments to the Incentive Plan requires the affirmative vote of the majority of the votes cast (in person or by proxy) by the holders of Common Stock entitled to vote at the Annual Meeting.

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE
              AMENDMENTS TO THE COMPANY'S 1994 INCENTIVE STOCK PLAN


III. OTHER MATTERS

         SHAREHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING OF SHAREHOLDERS

     Shareholders' proposals intended to be presented at the next Annual Meeting of Shareholders must be received by the Company no later than December 31, 1997 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                                  MISCELLANEOUS

     The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of the Company. The entire cost of soliciting these proxies will be borne by the Company. In addition to being solicited through the mails, proxies may be solicited personally or by courier service, telephone, telegraph or facsimile by officers, directors and employees of the Company, who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons, who will be reimbursed for their reasonable expenses incurred in such connection.

     The Board of Directors, at the time of the preparation of this Proxy Statement, knows of no business to come before the meeting other than that referred to herein. If any other business should come before the meeting, the persons named in the enclosed Proxy will have discretionary authority to vote all proxies in accordance with the recommendation of the Board of Directors.

     UPON THE WRITTEN REQUEST OF ANY RECORD HOLDER OR BENEFICIAL OWNER OF COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS, THE COMPANY, WITHOUT CHARGE, WILL PROVIDE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, TOGETHER WITH THE FINANCIAL STATEMENTS AND SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS SHOULD BE DIRECTED TO WILLIAM M. KUNKEL, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, BELMONT HOMES, INC., HIGHWAY 25 SOUTH, INDUSTRIAL PARK DRIVE, BELMONT, MISSISSIPPI 38827.


                                         BY ORDER OF THE BOARD OF DIRECTORS,


                                         /s/ Thomas D. Keenum, Sr.

Belmont, Mississippi                     Thomas D. Keenum, Sr.
May 6, 1997                              Secretary

                                                                     Appendix A


                                      PROXY

                               BELMONT HOMES, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                               -------------------

     The undersigned hereby appoints John W. Allison and Thomas D. Keenum, Sr., or either of them, with power of substitution, as Proxies to vote all Common Stock of Belmont Homes, Inc. owned by the undersigned at the Annual Meeting of Shareholders to be held at the Executive Inn, 1011 North Gloster, Tupelo, Mississippi, at 1:00 p.m. on Tuesday, June 3, 1997, and any adjournment thereof, on the following items of business and such other business as may properly come before the meeting.

 1. ________FOR THE ELECTION AS DIRECTORS OF ALL NOMINEES LISTED BELOW (EXCEPT AS MARKED TO THE CONTRARY BELOW)

      ________WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

     (degree)     A. Douglas Jumper, Sr.          (degree)      Roger D. Moore
     (degree)     Jerold Kennedy                  (degree)      J.M. Page
     (degree)     John W. Allison                 (degree)      Don D. Murphy
     (degree)     Thomas D. Keenum, Sr.           (degree)      Hollis D. Sparks


INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEES, WRITE
             THEIR NAMES IN THE SPACE PROVIDED BELOW.

             -------------------------------------------------------------------

 2. ________FOR THE APPROVAL OF THE AMENDMENTS TO THE 1994 INCENTIVE STOCK PLAN.

    ________WITHHOLD AUTHORITY FOR THE APPROVAL OF THE AMENDMENTS TO THE
            1994 INCENTIVE STOCK PLAN.

 3. IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

                               BELMONT HOMES, INC.


     THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for all nominees and for all Proposals.

     Please sign exactly as name appears below. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Dated: _____________, 1997          _________________________________
                                    Signature of Shareholder



                                         __________________________________
                                         Signature if held jointly

                                         PLEASE MARK, SIGN, DATE AND RETURN THE
                                         PROXY CARD PROMPTLY USING THE ENCLOSED
                                         ENVELOPE.

                                                                   APPENDIX A(1)

                               BELMONT HOMES, INC.
                            1994 INCENTIVE STOCK PLAN


     1. The Purpose of the Plan. This Belmont Homes, Inc. 1994 Incentive Stock Plan (the "Plan") is intended to provide an opportunity for individuals performing services to Belmont Homes, Inc., a Mississippi corporation (the "Corporation"), including officers, directors and key employees of the Corporation and its subsidiaries, as subsidiaries are defined in section 425 of the Code* (its "subsidiaries"), to acquire shares of the Corporation's stock and to provide for additional compensation based on appreciation of the Corporation's stock. The Plan provides for the grant of incentive stock options, as defined in Section 422 of the Code ("Incentive Stock Options"), and stock options not qualifying as Incentive Stock Options ("Non-Qualified Stock Options"), providing an equity interest in the Corporation's business as an incentive to service or continued service with the Corporation and to aid the Corporation in retaining and obtaining key personnel of outstanding ability. As used herein, "Incentive Stock" refers to Incentive Stock Options and Non-Qualified Stock Options.

     2. Stock Subject to the Plan. The maximum number of shares of the Common Stock, $.10 par value, of the Corporation (the "Stock") which may be issued under Incentive Stock Options and Non-Qualified Stock Options granted under the Plan (the "Options") shall be a total of 400,000 shares of Stock, which may be either authorized and unissued Stock or Stock held in the treasury of the Corporation, as shall be determined by the Board of Directors of the Corporation. If an Option expires or terminates for any reason without being exercised in full, the unpurchased shares subject to such Option shall again be available for purposes of the Plan.

     3. Administration of the Plan. This Plan shall be administered by the Board of Directors or a committee of the Board of Directors consisting of not less than three directors who are "disinterested persons" (within the meaning of that term as used in Rule 16b-3 promulgated by the Securities and Exchange Commission ("Rule 16b-3"). As used herein, the term "Committee" refers to such committee or, in the absence of appointment of such committee, to the Board of Directors. The Committee shall have full authority in its discretion to determine the eligible persons to whom Incentive Stock shall be granted and the terms and provisions of Incentive Stock, subject to the Plan. In making such determinations, the Committee may take into account the nature of the services rendered and to be rendered by such person, their present and potential contributions to the Corporation and any other factors which the Committee deems relevant. The Board of Directors shall administer the Plan only if each member is a disinterested person. Subject to the provisions of the Plan, the Committee shall have full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Stock Incentive agreements (which need not be identical); to determine the restrictions on transferability of Stock acquired upon exercise of Options (which restrictions need not be identical); and to make all other determinations necessary or advisable for the proper administration of the Plan.

     4. Eligibility and Limits. Stock Incentives may be granted to employees and officers as are selected by the Committee. Incentive Stock Options may, however, only be granted to employees of the Corporation and its present or future subsidiaries. The aggregate fair market value (determined as of the time an Incentive Stock Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable by an individual for the first time during any calendar year, taking into account Incentive Stock Options granted under this Plan and under all other plans of the Corporation and its parent or subsidiary corporations (as defined in Section 424 of the Code), shall not exceed $100,000.

     5. Incentive Stock Options and Non-Qualified Stock Options. At the time any Option is granted under this Plan, the Committee shall determine whether said Option is to be an Incentive Stock Option or a Non-Qualified Stock Option, and the Option shall be clearly identified as to its status as an Incentive Stock Option or a Non-Qualified Stock Option. The number of shares as to which Incentive Stock Options and Non-Qualified Stock Options

----------
* The "Code" herein refers to the Internal Revenue Code of 1986, as amended.

shall be granted shall be determined by the Committee in its sole discretion, subject to the provisions of Section 4 above with respect to the aggregate fair market value of the Stock for which Incentive Stock Options held by any individual may become exercisable in any calendar year and subject to the provisions of paragraph 2 above as to the total number of shares for which Stock Incentives may be granted under the Plan. At the time any Incentive Stock Option granted under this Plan is exercised, the certificates representing the shares of Stock purchased pursuant to said Option shall be clearly identified by legend as representing shares purchased upon exercise of an Incentive Stock Option.

     6. Terms and Conditions of Options. Subject to the following provisions, all Options shall be in such form and upon such terms and conditions as the Committee, in its discretion, may from time to time determine.

     (a) Option Price.

          (i) Incentive Stock Options. The Option price per share shall in no event be less than 100% of the fair market value per share of the Stock (as determined in good faith by the Committee) on the date the Option is granted. If the employee owns (as defined in Code Section 424) more than 10% of the total combined voting power of all classes of the Corporation's stock or of the stock of its parent or subsidiary, the Option price per share shall not be less than 110% of the fair market value per share of the Stock (as determined in good faith by the Committee) on the date the Option is granted.

          (ii) Non-Qualified Options. The option price per share shall not be less than 50% of the fair market value per share of the Stock (as determined in good faith by the Committee) on the date the Option is granted.

     (b) Date of Grant. For purposes of this subparagraph (b) the date the Option is granted shall be the date on which the Committee has approved the terms and conditions of a stock option agreement evidencing the Option, has determined the recipient of the Option and the number of shares covered by the Option and has taken all such other action as is necessary to complete the grant of the Option.

     (c) Option Term. No Option shall be exercisable after the expiration of ten years from the date the Option is granted. No Incentive Stock Option granted to an employee who at the time of grant owns (as defined in Code Section 424) more than 10% of the total combined voting power of all classes of the Corporation's stock or of the stock of its parent or subsidiary shall be exercisable after the expiration of five years from the date it is granted.

     (d) Payment. Payment for all shares purchased pursuant to exercise of an Option shall be made in cash or, if approved by the Committee either at the time of grant or at the time of exercise, by delivery of (i) outstanding shares of Stock or (ii) currently exercisable Options, each at its fair market value, as determined by the Committee, on the date of delivery or by any combination of cash, Stock or Options, in an amount equal to the exercise price of the Options being exercised. For purposes of this section, the fair market value of an Option shall be equal to the product of (i) the amount by which the fair market value of the Stock, as determined by the Committee, on the date of exercise exceeds the exercise price contained in the Option and (ii) the number of shares of Stock subject to the Option relinquished. Such payment shall be made at the time that the Option or any part thereof is exercised, and no shares shall be issued until full payment therefor has been made. The holder of an Option shall, as such, have none of the rights of a stockholder.

     (e) Nontransferability of Options. Options shall not be transferable or assignable except by will or by the laws of descent and distribution and shall be exercisable, during the holder's lifetime, only by him.

     (f) Termination of Employment or Death. Except as provided below, an Option may not be exercised by a holder unless he has been an employee or officer of the Corporation or one of its subsidiaries continually from the date of the grant until the date ending three months before the date of exercise. If a holder ceases to be an employee or officer by reason of disability, within the meaning of Section 422(c)(6) of the Code, the holder may not exercise an Option (to the extent that the holder shall have been entitled to do so at the date of his disability) later than twelve months after the date he ceases to be an employee or removed as an officer or until the expiration of the stated



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



term of such Option, whichever is shorter. If the holder of an Option dies, such Option may be exercised (to the extent that the holder shall have been entitled to do so at the date of his death) by a legatee or legatees of the holder under his last will, or by his personal representative or distributees, at any time during the twelve-month period following his death or until the expiration of the stated term of such Option, whichever is shorter. If a holder is discharged as an employee or removed as a director for cause, as determined by the Committee, Options held by him shall not be exercisable after such discharge or removal. Notwithstanding this subparagraph (f), no Option may be exercised more than ten years after the date on which it was granted. For purposes of this subparagraph (f), a holder shall be deemed to be an employee or officer so long as the holder is an employee or officer of a parent or subsidiary of the Corporation or by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Option of the holder in a transaction to which Section 424(a) of the Code is applicable.

     (g) Limited Right of Exercise. An Option may be exercised during the Option term as to the full number of shares covered by the Option upon the occurrence of any of the following events (each a "Change in Control") if: (1) a tender offer or exchange offer has been made for shares of Stock, provided that the corporation, person or other entity making such offer purchases or otherwise acquires shares of Stock representing 50% or more of the outstanding shares of Stock pursuant to such offer; (2) the stockholders of the Corporation have approved a definitive agreement (the "Agreement") to merge or consolidate with or into another corporation pursuant to which the Corporation will not survive or will survive only as a subsidiary of another corporation, or to sell or otherwise dispose of all or substantially all of its assets; or (3) any person or group (as such terms are defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Act")), becomes the holder of 50% or more of the outstanding shares of Stock. If a Change in Control has occurred, the Option shall be fully exercisable: (x) in the event of (1) above, during the term of the tender or exchange offer; (y) in the event of (2) above, within a 30-day period commencing on the date of approval by the shareholders of the Agreement; or (z) in the event of (3) above, within a 30-day period commencing on the date upon which the Corporation is provided a copy of Schedule 13D (filed pursuant to Section 13(d) of the Act and the rules and regulations promulgated thereunder) indicating that any person or group has become the holder of 50% or more of the outstanding shares of Stock or, if the Corporation is not subject to
Section 13(d) of the Act, within a 30-day period commencing on the date upon which the Corporation receives written notice that any person or group has become the holder of 50% or more of the outstanding shares of Stock.

     Notwithstanding the foregoing, no person subject to Section 16(a) of the Act with respect to the Stock may sell or otherwise dispose of Stock acquired pursuant to an Option granted within six months of the date of sale or other disposition.

     7. Guarantees and Loans. The Corporation is hereby authorized to guarantee or make loans to the holder of an Option to enable him to exercise such Option. Any loan made or guaranteed herein shall be in such amount as determined by the Committee but shall not exceed the exercise price of the Options being exercised by the holder. Any loans made or guaranteed shall be with full recourse against the borrower, shall be secured by the Stock received from exercise of the related Option, shall provide for a market rate of interest and shall contain such other terms and conditions as are acceptable to the Committee. The determination of whether loans are to be made or guaranteed shall be made by the Committee.

     Upon a merger or consolidation in which the Corporation is not the surviving corporation, the surviving corporation shall substitute another Option with equivalent value for an outstanding Option in a transaction to which
Section 424 of the Code is applicable. In the event of a change of the Corporation's shares of Stock with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Stock within the meaning of the Plan. Except as expressly provided in this section 7, the holder of a Incentive Stock shall have no rights by reason of any subdivision or combination of shares of Stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of Stock of any class or by reason of any dissolution, liquidation, merger or consolidation or distribution to the Corporation's stockholders of assets or stock of another corporation, and any issue by the Corporation of shares of Stock of any class, or securities convertible into shares of Stock of any class, shall not affect, and no adjustment by reasons thereof shall be made with respect to, the number or price of shares of Stock subject to the Incentive Stock. The existence of the Plan and the Incentive Stock granted pursuant to the Plan shall not affect in any way the right or power of the Corporation to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Corporation, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Corporation, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

     8. Termination and Amendment of the Plan. The Plan shall terminate on the date ten years after adoption of the Plan by the Board of Directors, and no Incentive Stock shall be granted under the Plan after that date, but Incentive Stock granted before termination of the Plan shall remain exercisable thereafter until they expire or lapse according to their terms. The Plan may be terminated, modified or amended by the stockholders or the Board of Directors of the Corporation; provided, however, that:

          (a) no such termination, modification or amendment without the consent of the holder of a Incentive Stock shall adversely affect his rights under such Incentive Stock; and

          (b) any modification or amendment which would (1) increase the aggregate number of shares of Stock which may be issued under the Plan (other than an increase merely reflecting a change in capitalization such as a stock dividend or stock split), (2) modify the designation of the persons eligible to receive Incentive Stock under the Plan, or (3) materially increase the benefits accruing to holders of Incentive Stock granted or to be granted under the Plan, within the meaning of Rule 16b-3 issued by the Securities and Exchange Commission under the Act, as amended, shall be effective only if it is approved by the stockholders of the Corporation at the next annual meeting of stockholders after the date of adoption by the Board of Directors of such modification or amendment.

     9. Changes in Capitalization; Merger; Liquidation. (a) The number of shares of Stock as to which Stock Incentives may be granted, the number of shares covered by each outstanding Stock Incentive, and the exercise price per share in each outstanding Option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation.

     (b) If the Corporation shall be the surviving corporation in any merger or consolidation, recapitalization, reclassification of shares or similar reorganization, the holder of each outstanding Option shall be entitled to purchase, at the same times and upon the same terms and conditions as are then provided in the Option, the number and class of shares of Stock or other securities to which a holder of the number of shares of Stock subject to the Option at the time of such transaction would have been entitled to receive as a result of such transaction.

     (c) In the event of any changes in capitalization of the Corporation, the Committee may make such additional adjustments in the number and class of shares of Stock or other securities with respect to which outstanding Options are exercisable and with respect to which future Options may be granted as the Committee in its sole discretion shall deem equitable or appropriate, subject to the provisions of this paragraph 9.

     (d) A dissolution or liquidation of the Corporation shall cause each outstanding Option to terminate.

     (e) In the event of any Change in Control in which shares of Stock are purchased for cash in a tender offer or are to be converted into cash in a merger, then, unless the Committee otherwise determines, each Option (other than an Option granted within the last six months held by a person subject to Section 16(b) of the Act) shall be converted into a fully exercisable right to receive an amount in cash per share subject to such Option equal to (A) in the case of a tender offer or merger, the excess, in any, of the price paid in such tender offer or merger over the exercise price of such Option and (B) in the case of conversion, the excess, if any, of the highest market price of the Stock on the date of conversion over the exercise price of such Option. Upon a merger or consolidation, other than a cash merger or consolidation, in which the Corporation is not the surviving corporation, the surviving corporation shall substitute another Option with equivalent value for an outstanding Option in a transaction to which Section 424(a) of the Code is applicable.



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




     (f) In the event of a change of the Corporation's shares of Stock with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Stock within the meaning of the Plan. Except as expressly provided in this paragraph 9, the holder of a Stock Incentive shall have no rights by reason of any subdivision or combination of shares of Stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of Stock of any class or by reason of any dissolution, liquidation, merger or consolidation or distribution to the Corporation's stockholders of assets or stock of another corporation, and any issue by the Corporation of shares of Stock of any class, or securities convertible into shares of Stock of any class, shall not affect, and no adjustment by reasons thereof shall be made with respect to, the number or price of shares of Stock subject to the Stock Incentive. The existence of the Plan and the Stock Incentives granted pursuant to the Plan shall not affect in any way the right or power of the Corporation to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Corporation, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Corporation, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

     10. Approval. This Plan is subject to the approval of the holders of a majority of the outstanding shares of common stock of the Corporation and unless so approved within twelve months of its adoption by the Board of Directors, this Plan and any Stock Incentives granted hereunder shall become void thereafter.

     11. Incentive Stock Option. All Incentive Stock Options to be granted hereunder are intended to comply with Sections 422 and 424 of the Code, and all provisions of this Plan and all Incentive Stock Options granted hereunder shall be construed in such manner as to effectuate that intent.

     12. General Provisions.

     (a) Legends; Restrictions on Transfer. The Committee may require each person purchasing shares pursuant to a Stock Incentive to represent to and agree with the Corporation in writing that the shares are acquired without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

     All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (b) Other Compensation. Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     (c) No Rights to Continued Employment. Neither the adoption of the Plan, or the granting of any Stock Incentive hereunder, shall not confer upon any employee of the Corporation or any subsidiary any right to continued employment with the Corporation or a subsidiary, as the case may be, nor shall it interfere in any way with the right of the Corporation or a subsidiary to terminate the employment of any of its employees at any time.

     (d) Governing Law. The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Mississippi.

     (e) Compliance with Section 16(b). This Plan is intended to comply with and to the extent necessary or appropriate shall be interpreted to comply with, Rule 16b-3.



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



                                                                   APPENDIX A(2)

                        AMENDMENT TO BELMONT HOMES, INC.
                            1994 INCENTIVE STOCK PLAN


     WHEREAS, Belmont Homes, Inc. (the "Corporation") previously adopted the 1994 Incentive Stock Plan (the "Plan"); and

     WHEREAS, the Board of Directors desires to (1) increase the number of authorized shares available for issuance under the Plan, (2) modify the terms of the Plan so that compensation amounts payable thereunder will be treated as "performance based compensation" that is described in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), (3) consistent with modifications to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, provide for approval of amendments to the Plan only in circumstances described in Sections 162(m) and 422 of the Code and (4) modify the terms of the Plan to remove restrictions on the transfer of non-qualified stock options received under the Plan;

     NOW, THEREFORE, the Plan is hereby amended as follows, effective April 16, 1997:

1. Section 2 of the Plan is hereby amended by deleting the reference to "400,000 shares of Stock" and replacing such reference with "1,000,000 shares of Stock".

2.   The following language is added to the end of Section 4 of the Plan:

     "No person may receive an Option to purchase more than 250,000 shares of Stock (subject to increases and adjustments for changes in the capitalization of the Corporation) during any three year period."

3. Section 6(e) of the Plan is deleted in its entirety and restated as follows:

     (e) Transferability of Options. Incentive Stock Options shall not be transferrable or assignable except by will or by the laws of descents and distribution and shall be exercisable, during the holder's lifetime, only by him. Non-Qualified Stock Options shall be transferable by will or by the laws of descent and distribution only, except as otherwise expressly provided for in a written agreement (including any amendment or supplement thereto) between the Corporation and the holer specifying the terms and conditions of an Option granted to such holder.

4.   Section 8 of the Plan is deleted in its entirety and restated as follows:

     8. Termination and Amendment of the Plan. The Plan shall terminate on the date ten years after the adoption of the Plan by the Board of Directors and no Option shall be granted under the Plan after that date, but Options granted before termination of the Plan shall remain exercisable thereafter until they expire or lapse according to their terms. The Board of Directors may otherwise sooner amend or terminate this Plan at any time; provided, however, an amendment that would have a material adverse effect on the rights of a holder of an existing Option is not valid with respect to such Option without the holder's consent. Provided further that the shareholders of the Corporation must approve any amendment:

     (a) 12 months before or after the date an amendment is adopted that increases the aggregate number of shares of Stock that may be issued under Incentive Stock Options or changes the employees (or class of employees) eligible to receive Incentive Stock Options.

     (b) Before the effective date of an amendment that changes the number of shares in the aggregate which may be issued pursuant to Options granted under the Plan or the maximum number of shares with respect to which any individual may receive Options during any period specified herein.

     (c) Before the effective date of an amendment that increases the period during which Options may be granted or exercised.


     IN WITNESS WHEREOF, the undersigned officer has executed this Amendment pursuant to authority granted by the Board of Directors of the Corporation on this ___ day of ______________, 1997.



                                               BELMONT HOMES, INC.



                                               By:____________________________

                                               Title:_________________________




                                        2